Exhibit 10.4

BMC INDUSTRIES, INC.
2001 MANAGEMENT INCENTIVE PLAN

CORPORATE PARTICIPANTS

1.       OBJECTIVE

          To focus management attention on profit performance and balance sheet management.

2.       GLOSSARY OF TERMS

          EPS - Consolidated Earnings Per Share as reported publicly.

          Maximum Performance - The level of EPS justifying a “maximum” incentive award.

          Par Performance - The level of EPS justifying a “target” incentive award.

          Cut-in Performance - The level of EPS justifying a “minimum” incentive award.

          Target Incentive - The percent (%) of base pay when a 100% incentive award is earned.

          Minimum Incentive - The percent (%) of base pay when a 10% incentive award is earned.

          Maximum Incentive - The percent (%) of base pay when a 150% incentive award is earned.

3.       ELIGIBLE PARTICIPANTS

Key management employees.

4.       2001 PERFORMANCE STANDARDS

EPS targets are subject to change by management based on events that were not contemplated in the 2001 budget, including investments made for an acquisition, new facility or significant expansion.

5.       AWARD LEVELS

Target incentive awards are a percent (%) of base salary, depending on the employee’s level of responsibility.

6.       ORGANIZATIONAL WEIGHTING

Corporate participants earn awards based only on Corporate performance.

BMC Industries, Inc. - 2001 Management Incentive Plan - Corporate Participants – Page 2

7.       INCENTIVE OPPORTUNITY

Individual incentive awards will be prorated and calculated based on the following, once the applicable thresholds have been exceeded:

•   150% of target incentive is earned when reported EPS, as defined earlier, equal or exceed “maximum”.
•   100% of target incentive is earned when reported EPS, as defined earlier, equal or exceed “par”.
•   10% of target incentive is earned when reported EPS, as defined earlier, equal “cut-in”.
•   No incentive will be paid when reported EPS, as defined earlier, fall below “cut-in”.

8.       PAYMENT FORM

          Cash.

BMC INDUSTRIES, INC.
 2001 MANAGEMENT INCENTIVE PLAN
General Provisions

1.       “Base salary” in the Plan means the cumulative base salary paid, not earned, by BMC or one of its divisions (“the Company”) during the 2001 calendar year (“the Year”), excluding all other forms of compensation.

2.       Incentive compensation payments for the Year will be made as soon as practicable after the review and receipt of the audited financial statements for the Year.

3.       If a participant becomes ineligible during the Year because of a change in position, the participant will be eligible for incentive compensation only for the period of time he/she was participating in the Plan.

4.       Payments will be made only to those participants who are in the employment of the Company on the date the incentive payment is made, with the following exceptions:

a)       If the participant is a member of a division divested during 2001 and remains in the employ of the Company through the closing date of the divestiture, he/she will be eligible for an incentive award based on year-to-date performance versus year-to-date performance standards. The year-to-date performance will be determined by applying the percent that the performance standards are of the approved 2001 budget.

b)       If a participant dies during 2001, prorated incentive compensation will be paid to the participant’s beneficiary, as designated under the Group Life Insurance Plan, or if a beneficiary is not so designated, to the duly appointed personal representative of the participant’s estate.

c)       If a participant retires with the consent of the Company during 2001, s/he will be eligible to receive incentive compensation prorated for the duration of his/her participation in the 2001 Plan.

d)       If a participant has been given a military leave of absence and is to immediately enter the service of the armed forces, the participant will be eligible to receive incentive compensation prorated for the duration of his/her participation in the 2001 Plan.

e)       If a participant for any reason such as illness, disability, etc., is able to work only part-time, the Chief Executive Officer will determine the extent to which such employee shall participate. Each case will be handled on the basis of its own merits.

5.       If, during the Year, a participant moves from an incentive-eligible position to a position with a different incentive target and/or different incentive criteria, s/he will be eligible to receive incentive compensation prorated for his/her participation in each position.

6.      Participation in this Plan does not constitute or imply a guarantee of continued employment.

BMC Industries, Inc. – 2001 Management Incentive Plan – General Provisions – Page 2

7.      Participation in this Plan does not constitute a warranty that a participant will participate in a future plan, and the existence of a plan during the Year is not to be construed as an obligation to provide any such plan in the future.

8.      A participant whose general job performance is unsatisfactory, or whose managerial behavior is not in the best interest of the Company, will be terminated from the Management Incentive Plan, effective upon written notice, with no rights to a prorated award.

9.       The obligation of the Company, as set forth herein, shall be subject to modification in such manner and to such extent as it deems necessary to comply with any law, regulation or governmental order pertaining to employee compensation.